EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended December 31, 2009, the Phocas Small Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$3,724	$2,022	$(5,746)

For the year ended December 31, 2009, the Capital Advisors Growth Fund made the following permanent tax adjustments on the statement of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$164	$(46)	$(118)

For the year ended December 31, 2009, the Al Frank Funds made the following permanent tax adjustments on the statements of assets and liabilities:

	Undistributed	Accumulated Net
	Net Investment	Realized
	Income/(Loss)	Gain/(Loss)	Paid-in Capital
Al Frank Fund	$(373)	$373	$—
Al Frank Dividend Value Fund	41	—	(41)

The reclassifications have no effect on net assets or net asset value per share.